UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2009

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 5, 2009, the Registrant issued a press release announcing that it has entered into an agreement to terminate its licensing agreement with Le Cordon Bleu International and acquire the outright rights to the Le Cordon Bleu brand in the education services field for the U.S. and Canada and the right of first refusal to purchase all non-acquired brand rights and operations of Le Cordon Bleu International in the event Le Cordon Bleu International proposes to sell such rights and operations. A copy of the press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release of Registrant, dated August 5, 2009, reporting its entry into an agreement to terminate its license agreement with Le Cordon Bleu International and acquire the outright rights to the Le Cordon Bleu brand in the educational services field for the U.S. and Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and Corporate Secretary

Dated: August 5, 2009

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press release of Registrant, dated August 5, 2009, reporting its entry into an agreement to terminate its license agreement with Le Cordon Bleu International and acquire the outright rights to the Le Cordon Bleu brand in the educational services field for the U.S. and Canada.

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